Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Linde plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, nominal value €0.001 per share	Other	8,542,835(2)	$330.41 (2)	$2,822,638,112.35 (2)	0.00011020	$311,054.72

Equity	Ordinary shares, nominal value €0.001 per share	Other	457,165 (3)	$270.99 (3)	$123,887,143.40 (3)	0.00011020	$13,652.36

Total Offering Amounts			9,000,000		$2,946,525,255.75		$324,707.08

Total Fee Offsets							n/a

Net Fee Due							$324,707.08

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional ordinary shares, nominal value €0.001 per share (the “Shares”), of Linde plc, a public limited company incorporated in Ireland (the “Registrant”), as may be offered or issued under the 2021 Linde plc Long Term Incentive Plan (the “Plan”) pursuant to this Registration Statement by reason of any stock split, stock dividends, or similar transactions or any other anti-dilutive or adjustment provisions of the Plan.

(2)

Represents Shares reserved for future issuance under the Plan. Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The aggregate offering price is the average of the high and low prices of Shares as reported on the New York Stock Exchange on February 10, 2023.

(3)

Represents Shares issuable upon the exercise of outstanding options under the Plan. Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the Plan.